Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-32166, 333-69848, and 333-69400 of Anthracite Capital, Inc. on Form S-3,
of our report dated March 22, 2002, appearing in this Annual Report on Form 10-K of Anthracite Capital, Inc. for the year ended December 31, 2001.


/s/  Deloitte & Touche LLP

New York, New York
March 22, 2002